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                                                                    EXHIBIT 16.1


[DELOITTE & TOUCH LLP LOGO]
                         Suite 1700                    Telephone: (404) 220-1500
                         100 Peachtree Street          Facsimile: (404) 220-1583
                         Atlanta, Georgia 30303-1911


June 1, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Johnston Industries, Inc. dated June 2, 1998.

Yours truly,


/s/ Deloitte & Touche LLP